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PAGE 1                           VARIABLE UNIVERSAL LIFE REINSTATEMENT APPLICATION                         Doc
                             STATE FARM LIFE INSURANCE COMPANY O BLOOMINGTON, ILLINOIS                     Type: 01  Check Digit
                                                                                                                     -----------

                                                                                     FOR POLICY NUMBER:
                                                                                                        ----------------------------
--------------------------------------------------COMPLETION STEPS------------------------------------------------------------------
     1. ANSWER ALL QUESTIONS FOR ALL                                             2.    OBTAIN SIGNATURES FOR:
        PROPOSED INSUREDS UNDER THIS POLICY.                                           - INSURED (EXCEPT JUVENILES AGE 15
        (INSURED, ADDITIONAL INSURED, OR INSURED                                         OR LESS.)
        CHILD)                                                                         - ADDITIONAL INSURED
                                                                                       - OWNER, IF OTHER THAN PROPOSED
                                                                                         INSURED 1.

     NOTE: The term "PROPOSED INSURED" REFERS TO ANY PERSON(S) (INSURED, ADDITIONAL INSURED, OR INSURED CHILD) who would be insured under this policy, if reinstated. The term also includes any Payor or Purchaser, if the policy has a Payor or
     Purchaser rider.
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1  Has ANY PROPOSED INSURED, in the last 12           YES  NO
   months, used tobacco in any form?                 /  / /  /
   IF YES, SPECIFY
                  -------------------------------------------
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2  Since originally applying for this policy, or within
   the last 5 years if less, has ANY PROPOSED
   INSURED: (IF YES, EXPLAIN)
   a applied for or received disability benefits?    /  / /  /
   b been unable to obtain insurance at the plan,
   amount, or rate applied for?                      /  / /  /
   c changed job or job duties?                      /  / /  /
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3  Since originally applying for this policy, or within
   the last 5 years if less, has ANY PROPOSED
   INSURED had or been treated for: (IF YES, EXPLAIN)
   a high blood pressure, stroke, heart murmur,
     chest pain, or heart attack?                    /  / /  /
   b anemia or blood disorder; tumor, cancer, or
     lymph gland disorder?                           /  / /  /
   c mental, nervous, or convulsive disorder?        /  / /  /
   d emphysema or asthma?                            /  / /  /
   e colitis, liver, or intestinal disorder?         /  / /  /
   f diabetes, arthritis, sexually transmitted disease,
     or kidney disease?                              /  / /  /


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4  Since originally applying for this policy, or within
   the last 5 years if less, has ANY PROPOSED
   INSURED for any reason not previously explained:
   (IF YES, EXPLAIN)
   a had treatment or a test in any medical facility     YES  NO
     such as a lab, clinic, or hospital?                /  / /  /
   b had treatment or advice from any physician or
     psychologist, taken prescription drugs, or been
     told surgery was necessary?                        /  / /  /
   c used drugs or narcotics not prescribed by a
     physician, or been advised to seek treatment
     or counsel for alcohol or drug abuse?              /  / /  /
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5  In the last 3 years, has ANY PROPOSED INSURED:
   (IF YES, EXPLAIN)
   a engaged in avocations such as flying aircraft,
     mountain or rock climbing, vehicle racing, scuba
     or sky diving?                                     /  / /  /
  b had a driver's license suspended or revoked,
    had any moving violations, had 2 or more
    accidents, or been charged with driving under
    the influence of alcohol or drugs?                 /  / /  /
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6 Give current address and home phone number if
  changed within the last 6 months.

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Explanations: Show question number as a reference, name of persons for whom information is given, pertinent dates, names and addresses of medical attendants and hospitals, and full explanation of the condition.
(IF SPACE IS INSUFFICIENT, USE ADDITIONAL SHEETS, WHICH WILL BE A PART OF THIS APPLICATION.)




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231-3576                                                       Printed in U.S.A.


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PAGE 2
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8. SUITABILITY INFORMATION
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Applicants are urged to supply information in order that the agent may make an informed judgment as to the suitability of a reinstatement of a Variable Universal Life Policy. If the Applicant chooses not to, the agent must complete the following items to the best of his/her knowledge.
                                                         YES  NO
Did the applicant provide the suitability information?  /  / /  /   (IF NO, EXPLAIN)
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a. Annual Income from Occupation $                            f. Tax Bracket:                 g. Score from Risk Profiler:
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b. Annual Income from other sources $                         h. Purpose for      /  / Death Benefit
   Indicate other sources:                                       Purchasing       /  / Personal Retirement Planning
                                                                 this Policy:                  Years to Retirement:_______________
------------------------------------------------------------                      /  / Other (specify)____________________________
c. Projected Income for next 12 months $                    ------------------------------------------------------------------------
------------------------------------------------------------  i. Which best approximates your experience with the following
d. Estimated Net Worth (excluding home)$__________________       types of investments:
   Liquid Assets included in Net Worth $__________________                                    NONE  UP TO 5 YRS  5 YRS OR MORE
------------------------------------------------------------     Mutual Funds                 /  /     /  /           /  /
e. No. and Age of Dependent Children:                            Individual Common Stocks     /  /     /  /           /  /
   (IF NONE, SO STATE)                                           Annuities                    /  /     /  /           /  /
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9. AGREEMENTS AND ACKNOWLEDGMENTS
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                                                                                                                      YES NO
A. DO YOU BELIEVE THAT THIS POLICY WILL MEET YOUR NEEDS AND FINANCIAL OBJECTIVES?                                    /  / /  /

B. DO YOU UNDERSTAND THAT THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY, DEPENDING ON THE INVESTMENT
   PERFORMANCE OF THE VARIABLE ACCOUNTS IN THE SEPARATE ACCOUNT?                                                     /  / /  /

C. DO YOU UNDERSTAND THAT THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT
   EXPERIENCE OF THE SEPARATE ACCOUNT?                                                                               /  / /  /

D. DID YOU RECEIVE THE SEPARATE ACCOUNT PROSPECTUS AND THE FUND PROSPECTUS FOR THE POLICY APPLIED FOR?               /  / /  /
   IF YES, GIVE DATE SHOWN ON THE PROSPECTUS:
                                             ---------------------------------------
E. ARE YOU ASSOCIATED WITH AN NASD MEMBER BROKER DEALER?                                                             /  / /  /
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All Proposed Insureds and the Owner state that the information in this application is true and complete. Reinstatement will take effect ONLY on the date the company approves the Proposed Insured's insurability. Neither the agent nor a medical examiner may pass on insurability. The Reinstated policy will be subject to ALL its original provisions including incontestability. However,
(1) for any statements in this application, the incontestability provision will start the same date reinstatement takes effect, and
(2) if the policy is reinstated more than two years from its original date, the incontestability provision will apply only to statements in this application.
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AUTHORIZATION
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I authorize any source having information about me or my children to give to the Company, its reinsurers, or its representatives all such information as to health history, diagnosis, treatment, or prognosis with respect to any physical or mental condition, and as to other non-medical information. "Source" includes any doctor, hospital, clinic, U.S. Veterans Administration Hospital, mental health facility or any other medically related facility, MIB, Inc., insurance company or consumer reporting agency. Any information obtained will be used to determine eligibility for insurance. This information may be released to another insurance company or MIB,
Inc.; however, no MIB, Inc. information will be released to a consumer reporting agency. This authorization is valid for 2 years. A photocopy is as valid as the original. I understand that I may request a copy of this authorization from the Company.

                                                            Signature of
Dated on                                                    Proposed Insured 1
        -------------------------------------------------                     ---------NOT REQUIRED FOR JUVENILE APPLICATION--------

                                                            Signature of
at                                                          Proposed Insured 2
  -----CITY--------------------------------STATE---------                     ------------------------------------------------------

Signature of Witness                                        Signature of
to all signatures                                           Owner
                 ----------------------------------------               ------------------------------------------------------------
                                                            NOT REQUIRED UNLESS APPLICANT IS OTHER THAN PROPOSED INSURED. IF A
                                                            FIRM OR CORPORATION IS THE OWNER, GIVE ITS NAME AND SIGNATURE OF
                                                            AUTHORIZED OFFICER.
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